Exhibit 99.1

Yoshiharu Announces 4-For-1 Stock Split

BUENA PARK, CA – July 18, 2025 – Yoshiharu Global Co. (NASDAQ: YOSH) (“Yoshiharu” or the “Company”), a restaurant operator specializing in authentic Japanese ramen & rolls, today announced that its Board of Directors authorized the stockholders approved issuance of a stock dividend to effect a 4-for-1 forward stock split (the “Forward Stock Split”) of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock (“Forward Stock Split”), whereby for each share of Common Stock held, the holder will receive three additional shares in the respective class.

The Forward Stock Split is intended to encourage interest in our Class A Common Stock and possibly promote greater liquidity for our stockholders.

At the Effective Time of the Forward Stock Split, each holder of one share of Class A Common Stock outstanding on July 28, 2025, the record date for the stock split, will receive a dividend of three additional shares of common stock for each then-held share. The additional shares of common stock are expected to be distributed after market close on July 30, 2025, with no change to the par value of $0.001 per share. The Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “YOSH” and will begin trading on a post-split basis when the market opens on July 31, 2025.

VStock Transfer is acting as transfer and exchange agent for the Forward Stock Split and will deliver to stockholders a new certificate which represents the additional common shares as a result of the four-for-one Forward Stock Split. The Company will incur the costs to cancel stockholders’ old certificates and issue new four-for-one forward split stock certificates.

About Yoshiharu Global Co.

Yoshiharu is a fast-growing restaurant operator and was born out of the idea of introducing the modernized Japanese dining experience to customers all over the world. Specializing in Japanese ramen, Yoshiharu gained recognition as a leading ramen restaurant in Southern California within six months of its 2016 debut and has continued to expand its top-notch restaurant service across Southern California and Las Vegas, currently owning and operating 15 restaurants.

For more information, please visit www.yoshiharuramen.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our filings with the SEC including our Form 10-K for the year ended December 31, 2024, and subsequent reports we file with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Larry W Holub

Director

MZ North America

YOSH@mzgroup.us

312-261-6412